UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2008

Evercore Partners Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32975

Delaware	20-4748747
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

55 East 52nd Street
37th Floor
New York, NY 10055
(Address of principal executive offices, including zip code)

212-857-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02

On March 3, 2008, the Compensation Committee of Evercore Partners Inc. (the "Company") authorized the payment of cash bonuses and awards of restricted stock units ("RSUs") for certain employees, including executive officers. The amount of cash payments authorized and the number of RSUs awarded to the Company's named executive officers is set forth in Exhibit 99.1. The awards of RSUs were on substantially the same terms as previously disclosed RSUs award agreements, provided that the RSUs shall vest and the shares underlying such vested RSUs shall be issuable at a rate equal to twenty-five percent (25%) of the total number of RSUs granted on each anniversary of the grant date or earlier upon the occurrence of (i) a change of control, (ii) the death of the employee, (iii) the termination of the employee's employment due to disability and (iv) the employee becoming eligible for retirement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evercore Partners Inc.

Date: March 05, 2008	By:	/s/ Adam B. Frankel
Adam B. Frankel
General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Named Executive Officers' Cash Bonuses and Equity Awards